UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 31, 2014

INTERVEST BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23377	13-3699013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Rockefeller Plaza, Suite 400 New York, New York	10020-2002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 218-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 31, 2014, Intervest Bancshares Corporation (the “Company”) and its wholly-owned bank subsidiary, Intervest National Bank (“INB”), entered into a definitive agreement and plan of merger (the “Agreement”) with Bank of the Ozarks, Inc. (“Ozarks”) and its wholly-owned bank subsidiary, Bank of the Ozarks, relating to a proposed merger transaction. The Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) the Company will merge with and into Ozarks, with Ozarks continuing as the surviving corporation (the “Merger”), and (ii) INB will merge with and into Bank of the Ozarks, with Bank of the Ozarks continuing as the surviving bank (the “Bank Merger” and, collectively with the “Merger,” the “Mergers”).

Subject to the terms and conditions of the Agreement, upon completion of the Merger, each share of Company common stock, issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive shares of Ozarks common stock (plus cash in lieu of any fractional share) based on the purchase price of $228.5 million (less the amount paid by the Company to cash out outstanding stock options and stock appreciation rights and to redeem all outstanding stock warrants prior to closing), subject to certain additional purchase price adjustments set forth in the Agreement. The number of Ozarks shares to be issued will be determined based on Ozarks’ 10-day average closing stock price as of the fifth business day prior to the closing date, subject to a minimum and maximum price of $23.95 and $39.91, respectively.

All Company stock options and stock appreciation rights, whether or not vested, will be cashed out by the Company prior to closing and shares of restricted stock will become fully vested in connection with the transaction and be exchanged for shares of Ozarks common stock like the other shares of Company common stock.

The Agreement contains usual and customary representations and warranties that the Company and Ozarks made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and Ozarks, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between the Company and Ozarks rather than establishing matters as facts.

The Agreement contains customary closing conditions, including, among others, approval of the Merger by the Company’s shareholders, the registration of Ozarks common stock to be provided to the Company’s shareholders, and receipt of required regulatory approvals.

From the date of the Agreement, the Company is subject to customary “no-shop” restrictions on its ability to solicit alternative takeover proposals from third parties, furnish information to and engage in discussions with third parties regarding alternative takeover proposals, release a third party from a confidentiality or standstill agreement or enter into an agreement with respect to an alternative takeover proposal. The Company has also agreed to recommend that the Company’s shareholders vote to approve the Mergers. Notwithstanding the “no-shop” restrictions, prior to the time that shareholder approval is obtained, the Company’s Board of Directors may change its recommendation to shareholders, or engage in discussions or negotiations with a third party regarding an alternative takeover proposal or furnish information to such a third party if, but only if, prior to taking such action, the Company’s Board of Directors has determined in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that such proposal constitutes a “Superior Proposal” and that the Board of Directors is required to take such actions to comply with its fiduciary duties to the Company’s shareholders under applicable law. The Company is required to provide Ozarks the opportunity to match such Superior Proposal or to revise its proposal such that the alternative takeover proposal no longer constitutes a Superior Proposal. A “Superior Proposal” means any bona fide written takeover proposal that the Company’s Board of Directors reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, is reasonably capable of being completed and is more favorable to the shareholders of Company from a financial point of view than the Merger.

The Agreement provides certain termination rights for both the Company and Ozarks and further provides that, upon termination of the Agreement under certain circumstances, the Company will be obligated to pay Ozarks a termination fee of $ 7.9 million or a liquidated damages payment of $1,750,000.

In connection with the Agreement, each executive officer, director and certain shareholders of the Company entered into voting agreements with Ozarks agreeing to, among other things, vote their shares of Company common stock in favor of the Merger and restricting the transfer of the individual’s shares of Company common stock during the period between signing and the completion of the Merger.

The Agreement has been approved by the boards of directors of each of the Company and Ozarks. Subject to the required approval of the Company’s shareholders, requisite regulatory approvals, the effectiveness of the registration statement to be filed by Ozarks with respect to the stock to be issued in the transaction, and other customary closing conditions, the Merger is expected to be completed late in the fourth quarter of 2014 or in the first quarter of 2015.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosures.

Reference is made to the information set forth in response to Item 1.01, which information is incorporated herein by reference. A copy of the press release announcing the transaction is furnished as Exhibit 99.1 to this Current Report.

As provided in General Instruction B.2 to Form 8-K, the information furnished in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ADDITIONAL INFORMATION

In connection with the proposed Merger, Ozarks will file a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) to register the Ozarks shares that will be issued to the Company’s shareholders in connection with the transaction. The registration statement will include a proxy statement of the Company and a prospectus of Ozarks and other relevant materials in connection with the proposed merger transaction involving the Company and Ozarks. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION. The proxy statement/prospectus, as well as other filings containing information about the Company and Ozarks will be available without charge at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from the Company’s website at http://www.intervestbancsharescorporation.com and on Ozarks’ website at http://www.bankozarks.com under the Investor Relations tab.

The Company and Ozarks and their respective directors, executive officers and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from shareholders of the Company in connection with the merger transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders of the Company in connection with the proposed Merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of the Company in its Annual Report on Form 10-K for the year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on April 1, 2014. You can find information about the directors and executive officers of Ozarks in its Annual Report on Form 10-K for the year ended December 31, 2013 and its definitive proxy statement filed with the SEC on March 11, 2014.

The treatment of some or all of the Company stock options described above will be accomplished through a tender offer that has not yet commenced. This report is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, the Company will file a Tender Offer Statement on Schedule TO with the SEC. The Tender Offer Statement (including an Offer to Amend, a related Letter of Transmittal and other tender offer documents) will contain important information that should be read carefully before any decision is made with respect to the tender offer. These documents (and all other documents filed with the SEC) will be available at no charge on the SEC’s website at http://www.sec.gov.

Statements contained in this Form 8-K that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to factors discussed in documents filed by the Company and Ozarks with the SEC from time to time. Neither the Company nor Ozarks undertakes and both specifically disclaim any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or Ozarks.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of July 31, 2014, by and among Intervest Bancshares Corporation, Intervest National Bank, Bank of the Ozarks, Inc. and Bank of the Ozarks. Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules to this Agreement have not been filed with this exhibit. The schedules contain various items relating to the business of and the representations and warranties made by the Company and INB. The Company agrees to furnish supplementally any omitted schedule to the SEC upon request.

Exhibit 2.2	List of Schedules to the Agreement and Plan of Merger.

Exhibit 99.1	Press Release dated July 31, 2014.

Exhibit 99.2	Bank of the Ozarks/Intervest National Bank Q&A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERVEST BANCSHARES CORPORATION

Date: July 31, 2014	By:	/s/ Lowell S. Dansker

Lowell S. Dansker
Chairman and Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ John J. Arvonio

Chief Financial and Accounting Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Document Description

2.1	Agreement and Plan of Merger among Bank of the Ozarks, Inc., Bank of the Ozarks, Intervest Bancshares Corporation and Intervest National Bank, dated as of July 31, 2014. Pursuant to Item 601(b)(2) of the Regulation S-K, certain schedules to this Agreement have not been filed with this exhibit. The schedules contain various items relating to the business of and the representations and warranties made by Intervest Bancshares Corporation and Intervest National Bank. The Registrant agrees to furnish supplementally any omitted schedule to the SEC upon request.

2.2	List of Schedules to the Agreement and Plan of Merger.

99.1	Press Release dated July 31, 2014: Bank of the Ozarks, Inc. and Intervest Bancshares Corporation Enter into Definitive Agreement and Plan of Merger

99.2	Bank of the Ozarks/Intervest National Bank Q&A